Exhibit 10.2

FIRST AMENDMENT TO THE
ILLINOIS TOOL WORKS INC. EXECUTIVE CONTRIBUTORY RETIREMENT INCOME PLAN
(As Amended and Restated Effective January 1, 2010)

This Amendment to the Illinois Tool Works Inc. Executive Contributory Retirement Income Plan (the “Plan”) is made this 15th day of February, 2013 by Illinois Tool Works Inc. (the “Company”).

R E C I T A L S:

The Company is the sponsor of the Plan, as last amended and restated effective January 1, 2010, and now considers it desirable to amend the Plan.

A M E N D M E N T S:

Pursuant to the powers reserved to the Company in the Plan, and in exercise of the authority provided to the Company’s Board of Directors, the Plan shall be and hereby is further amended, effective February 15, 2013, in the following particulars:

1.    Section 3.1 of the Plan shall be amended to add the following language at the end of the existing language of Section 3.1:

“Notwithstanding the foregoing, for the avoidance of doubt, Participant elections pursuant to the rules of this Section 3.1 may include an election to have distributions made in accordance with each Participant’s distribution election notwithstanding a Separation from Service.”

2.    Section 3.2(c) of the Plan shall be amended to add the following language at the end thereof:

“Effective with respect to any accruals with respect to services performed on or after January 1, 2014, Participants may elect to have distributions made in accordance with the Participant’s distribution election notwithstanding a Separation from Service.”

3.    By adding the following new paragraph to the end of Section 3.3 of the Plan:

“This Section 3.3 shall only apply to the portions of a Participant’s Post-1/1/2005 Sub-Accounts credited with respect to services rendered prior to December 31, 2013, and any other portions of a Participant’s Post-1/1/2005 Sub-Accounts shall be distributed in accordance with Section 3.2. A Participant’s Pre-1/1/2005 Sub-Account shall be distributed in accordance with Section 3.1.”

4.    By deleting the final sentence of Section 3.4 of the Plan.

5.    By adding the phrase “, following application of Section 3.3,” immediately after the word “Account” where such word first appears new paragraph to the end of Section 3.7 of the Plan.

6.    In all other respects the Plan, as amended herein, is hereby ratified and confirmed.

7.    The Company’s Officers are hereby authorized to take any and all actions as may be necessary or appropriate in carrying out the purposes and intentions of the forgoing including, but not limited to, executing any and all documents and providing any and all authorizations as may be required for implementation thereof.

IN WITNESS WHEREOF, Illinois Tool Works Inc. has caused this amendment to be executed by the Senior Vice President, Human Resources, who has hereto set her hand as of the date first set forth above.

ILLINOIS TOOL WORKS INC.

By: /s/ Sharon M. Brady
Sharon M. Brady
Senior Vice President, Human Resources
Illinois Tool Works Inc.

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